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Exhibit 99.1

For Immediate Release	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos To Acquire Leading Composite Manufacturer and Aerial Target Systems Provider
Composite Engineering, Inc.

Transaction Expected To Be Delevering, Accretive and
Increase Kratos' Free Cash Flow

        San Diego, May 8, 2012—Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading National Security Solutions provider, announced today that it has entered into a definitive agreement to acquire 100 percent of the stock of Composite Engineering, Inc. (CEI or the Company), a vertically integrated manufacturer and developer of unmanned aerial target systems and composite structures used for National Security programs. Kratos currently provides electronics and avionics that are on board CEI aircraft and Kratos also provides ground flight control stations and electronics for the command and control of CEI aerial systems. CEI aircraft are made from composite materials in a secure, state-of-the-art manufacturing facility and as a result have industry leading flight and representation characteristics. CEI's market leading drones are designed to replicate some of the most lethal aerial threats facing this nation's Warfighters and strategic assets. CEI domestic programs as a prime contractor include the U.S. Air Force AFSAT, U.S. Navy SSAT and as a Major sub-contractor include the U.S. Air Force Miniature Air Launched Decoy (MALD) and the U.S. Navy Multi-Stage Supersonic Target (MSST). The CEI suite of unmanned drones includes the BQM-167A/I, the BQM-177A/I and the Firejet. They are all jet engine powered, have advanced threat representative flight performance characteristics, including subsonic and sustained supersonic airspeed capability for the BQM-177A/i, external and internal payload capability and demonstrated altitudes from sea skimming to 50,000 ft.

        In calendar 2011, CEI generated revenue of $94 million and adjusted EBITDA of approximately $16 million, generating an annual organic growth rate in excess of 25 percent over 2010. CEI's primary customers are the United States Air Force, the United States Navy, other National Security related organizations and certain International National Security related agencies. The vast majority of CEI's contracts are sole source in nature, and CEI has developed critical intellectual property for its aircraft which provide significant barriers to entry into CEI markets. As a result of CEI's advanced composite aircraft and products having performance characteristics exceeding that of its competitors as related to current threat environment requirements, CEI's contract win rate is industry leading in competitive procurements. The largest current CEI disclosable contracts are currently in full rate production, which is expected to continue for several years into the future, with a number of additional recent contract awards scheduled to achieve full rate production over the next two years. CEI's current backlog is approximately $160 million, with a qualified bid pipeline in excess of $1 billion. CEI's expected future organic growth rate is expected to be at least 20 percent.

        Eric DeMarco, Kratos' President and CEO, said, "CEI is clearly a world leader in the design, engineering, development, manufacturing and production of leading edge unmanned aerial targets and airframe structures. Similar to the Kratos Aegis Readiness Assessment Vehicles, or ARAVs, certain of CEI's products are also designed to replicate some of the most advanced aerial threats and potential adversary fighter aircraft in the world today, including next generation threats. Additionally, certain

CEI products and aerial systems support leading edge electronic warfare programs, another area where Kratos is particularly well positioned."

        Amy Fournier, President of CEI, said, "Today is a defining step in CEI's journey to build the premier aerial targets and aerial drone company in the world. CEI has experienced phenomenal growth over the past few years and the future is bright, which is one of the reasons we elected to take a meaningful portion of the transaction proceeds in Kratos common stock. We are committed to the success of the combined business and look forward to being a part of its future growth."

        Mike Fournier, Executive Vice President of CEI, added, "There are significant strategic advantages to combining our two outstanding and uniquely positioned businesses. That is the key reason why I approached Eric and Kratos last year regarding the possibility of merging our two companies. Kratos is well positioned to capitalize on our Target's complete Operational Flight Envelope both domestically and internationally. With this transaction, we expect to accelerate our rapid prototyping and development of new vehicles with ever evolving electronic payloads, advanced avionics and satellite communications capabilities, all of which Kratos brings to the combined organization. Kratos is a great fit for the CEI organization, with similar entrepreneurial cultures, synergistic opportunities and with Kratos having access to capital markets and banking relationships needed for CEI to advance to the next level in the unmanned aerial drone and target market place."

        Richard Selvaggio, President of Kratos' Weapons Systems Solutions business said, "The Kratos organization, a number of Kratos executives and I have teamed with the CEI team and their unmanned targets for a number of years, and we are intimately familiar with CEI's products, personnel, capabilities and customer set. It is a natural progression in our relationship. From an organizational, operational, capabilities and business development potential standpoint, there could not be a better fit for two organizations and businesses than between Kratos and CEI. Together, CEI and Kratos will have unmatched capabilities and performance qualifications to address an even larger number of customers, aerial drone and targets requirements, both domestically and internationally."

        The purchase consideration to be paid by Kratos for CEI is $135 million in cash and $20 million in Kratos' stock, or $155 million. Additionally, the transaction is expected to be structured as a 338(h) (10) for income tax purposes, which will result in Kratos receiving approximately $130 million in federal and California state income tax deductions over a 15-year period. This tax structure and resulting income tax deductions will substantially reduce the cash paid for income taxes on CEI's taxable income and significantly increase CEI's Free Cash Flow generation for the foreseeable future. CEI personnel, including Mike Fournier have entered into long term employment agreements with Kratos. Accordingly, $10 million of Kratos restricted stock units will cliff vest in four years to certain members of the CEI management team, serving as an inducement to them to continue employment with Kratos after the acquisition and as a long term retention incentive. Sagent Advisors, based in New York, NY, served as the exclusive financial advisor in the transaction for Kratos. Janes Capital Partners, based in Irvine, CA, served as the exclusive financial advisor in the transaction for CEI.

        Mr. DeMarco concluded, "The possibility for Kratos to acquire this incredibly unique and scarce business and outstanding team is an opportunity that Kratos has to take advantage of, especially considering that CEI has positioned the business with significant competitive barriers in a key National Security area that is expected to continue to see very strong growth prospects. Additionally, as we also announced today, Oak Investment Partners, a current Kratos shareholder, intends to invest $55 million in cash for Kratos' common stock to help facilitate this transaction for a long term investment. Accordingly, we envision that the acquisition of CEI will not only bring to Kratos leading aerial targets growth and reinforce our Prime Contractor status and capabilities, it will also be accretive to Kratos' EBITDA margins and organic growth profile, will increase Kratos' Free Cash Flow in future years and will substantially accelerate Kratos' develering from the end of this year going forward. With CEI, we continue to execute our strategy to be a leading high technology products based National Security business, focused predominantly on the mission critical areas of unmanned systems, cyber security, electronic warfare, satellite communications and C5ISR."

        Management will discuss the transaction and CEI's product offerings in a conference call and simultaneous webcast beginning at 9:00 a.m. Pacific (noon Eastern) on Wednesday, May 9, 2012. Further information relative to the call will be forthcoming.

About Kratos Defense & Security Solutions

        Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment. Kratos has primarily an engineering and technical oriented work force of approximately 4,100, many of whom hold an active National Security clearance, including Secret, Top Secret and higher. The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies. News and information are available at www.KratosDefense.com.

About Composite Engineering, Inc.

        CEI is a privately held defense company specializing in the design, manufacture, test and operation of aerial target drone systems and composite structures. The Company provides a suite of aerial target drone systems to U.S. Department of Defense agencies and international defense programs that are used to test the effectiveness of air defense systems and train operators in employing air-to-air and surface-to-air missile systems. CEI's products are manufactured at a secure facility in Sacramento, CA, and the Company has a workforce of approximately 400 employees. News and information are available at www.compositeeng.com.

Notice Regarding Forward-Looking Statements

        Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Kratos and CEI; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions. In addition, the pending acquisition of CEI may not be completed at all or may not be completed on time. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2011, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

        The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for an underwritten public offering in connection with its proposed acquisition of CEI. Before you invest in such offering, you should read the preliminary prospectus supplement, including the base registration statement (and accompanying prospectus), and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or the underwriter participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request them by calling toll free (888) 295-0155.

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  Exhibit 99.1
Kratos To Acquire Leading Composite Manufacturer and Aerial Target Systems Provider Composite Engineering, Inc. Transaction Expected To Be Delevering, Accretive and Increase Kratos' Free Cash Flow